    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1996.

                                                    REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------
                        PHYSICIANS RESOURCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         8099                        76-0456864
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                        PHYSICIANS RESOURCE GROUP, INC.
                        THREE LINCOLN CENTRE, SUITE 1540
                                5430 LBJ FREEWAY
                                DALLAS, TX 75240
                                 (214) 982-8200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               RICHARD J. D'AMICO
                        PHYSICIANS RESOURCE GROUP, INC.
                        THREE LINCOLN CENTRE, SUITE 1540
                                5430 LBJ FREEWAY
                                DALLAS, TX 75240
                                 (214) 982-8200
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------
                                    Copy to:

                               JAMES S. RYAN, III
                            JACKSON & WALKER, L.L.P.
                          901 MAIN STREET, SUITE 6000
                                DALLAS, TX 75202

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. From time to time after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

     If the securities being registered in this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                        PROPOSED        MAXIMUM
TITLE OF EACH                                            MAXIMUM       AGGREGATE      AMOUNT OF
CLASS OF SECURITIES                   AMOUNT TO BE   OFFERING PRICE    OFFERING     REGISTRATION
TO BE REGISTERED                       REGISTERED     PER SHARE(1)     PRICE(1)          FEE

- ---------------------------------------------------------------------

Common Stock, $.01 par value,
  including associated Rights to
  purchase Common Stock............. 5,000,000 shares    $20.9375    $104,687,500      $36,100
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as listed on the New York Stock exchange on August 2, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        PHYSICIANS RESOURCE GROUP, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                       SHOWING LOCATIONS IN PROSPECTUS OF
                 INFORMATION REQUIRED BY THE ITEMS OF FORM S-4

  ITEM
  NO.                             ITEM                               LOCATION IN PROSPECTUS
  ----       ----------------------------------------------    -----------------------------------
  A.      -- Information about the Transaction
             1. Forepart of the Registration Statement and
                    Outside Front Cover Page of
                    Prospectus.............................    Facing Page; Outside Front Cover
                                                                 Page of Prospectus; Additional
                                                                 Information
             2. Inside Front and Outside Back Cover Pages
                    of Prospectus..........................    Inside Front of Prospectus
             3. Summary Information, Risk Factors and Ratio
                    of Earnings to Fixed Charges...........    Prospectus Summary; The Company;
                                                                 Risk Factors
             4. Terms of the Transaction...................    *
             5. Pro Forma Financial Information............    *
             6. Material Contracts with the Company Being
                    Acquired...............................    *
             7. Additional Information Required for
                    Reoffering by Persons and Parties
                    deemed to be Underwriters..............    *
             8. Interests of Named Experts and Counsel.....    *
             9. Disclosure of Commission Position on
                    Indemnification for Securities Act
                    Liabilities............................    *
  B.      -- Information about the Registrant
             10. Information with Respect to the
                    Registrant.............................    Outside Front Cover of Prospectus;
                                                                 Prospectus Summary; The Company;
                                                                 Risk Factors; Recent Developments
             11. Incorporation of Certain Information by
                    Reference..............................    Incorporation of Certain Documents
                                                                  by Reference
  C.      -- Information about the Company being
                    acquired...............................    *
  D.      -- Voting and Management Information.............    *

- ---------------

* Not applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 9, 1996
PROSPECTUS

                                5,000,000 SHARES

                                      LOGO

                                  COMMON STOCK

                               ------------------

    This Prospectus covers the offer and sale of up to 5,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Physicians Resource Group, Inc. (together with its subsidiaries, the "Company" or "PRG"), which the Company may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act") or as otherwise permitted under the Securities Act and the resale of such shares of Common Stock by certain selling stockholders of PRG (the "Selling Stockholders").
    The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell shares of Common Stock from time to time, in or through privately negotiated transactions, in one or more transactions, including block transactions, on the New York Stock Exchange (the "NYSE") or on any stock exchange on which the shares of Common Stock may be listed in the future pursuant to and in accordance with the applicable rules of such exchanges or otherwise. The selling price of shares of Common Stock may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution and Selling Stockholders."
    PRG will not receive any proceeds from the offering of shares of Common Stock by the Selling Stockholders. See "Plan of Distribution and Selling Stockholders."
    The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of any of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution and Selling Stockholders."
    The Company expects that the terms upon which it may issue the shares in business combination transactions will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets are to be acquired. It is expected that the shares that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at the time an acquisition is consummated.
    This Prospectus will only be used (i) in connection with the acquisition of businesses, properties or securities in business combination transactions that would be exempt from registration but for the issuance of Common Stock and the possibility of integration with other transactions and (ii) in connection with the resale of Common Stock by the Selling Stockholders. This Prospectus will be furnished to security holders of the business, properties or securities to be acquired.
    Persons receiving Common Stock in connection with the acquisitions will ordinarily be required to agree to hold all or some portion of the Common Stock for a period of up to two years after the date of such acquisition. See "Plan of Distribution and Selling Stockholders."
    If an acquisition has a material financial effect upon the Company, a current report on Form 8-K or a post-effective amendment to the registration statement of which this Prospectus is a part will be filed subsequent to the acquisition containing financial and other information about the acquisition that would be material to subsequent acquirers of Common Stock offered hereby, including pro forma information for PRG and historical financial information about the company being acquired. A current report on Form 8-K or a post-effective amendment to the registration statement of which this Prospectus is a part will also be filed when an acquisition does not per se have a material effect upon the Company, but if aggregated with other acquisitions since the date of the Company's most recent audited financial statements, would have such a material effect.
    If an acquisition of a business, properties or securities in a business combination transaction is not exempt from registration even if integration is not taken into account, then the offerees of Common Stock in such acquisition will be furnished with copies of this Prospectus (i) as amended by a post-effective amendment to the Registration Statement on Form S-4 of which this Prospectus is a part or (ii) as permitted, as supplemented by the incorporation by reference of information contained in a current report on Form 8-K filed by the Company.
    The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "PRG." Application will be made to list the shares offered hereby on the NYSE. On August 8, 1996, the last reported sales price of the Common Stock on the NYSE was $23.50 per share.
    All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by PRG in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act.
     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
      MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

August   , 1996

                        Physicians Resource Group, Inc.
                           250 Locations in 15 States
                             (As of July 17, 1996)

                                     [MAP]

 Company Headquarters
 Dallas, Texas

 Regional Offices:
 Houston, Texas
 Memphis, Tennessee

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. See "Risk Factors" for information that should be carefully considered by prospective investors.

                                  THE COMPANY

     Physicians Resource Group, Inc. is the nation's leading provider of physician practice management services to ophthalmic and optometric practices. PRG develops integrated eye care delivery systems through affiliations with locally prominent eye care practices in selected geographic markets across the United States. PRG acquires the operating assets of these practices and develops the practices into comprehensive eye care networks by providing management expertise, marketing, information systems, capital resources and ancillary services such as surgery centers and optical dispensaries. As of July 17, 1996, PRG provided management services to 85 practices with 188 ophthalmologists and 131 optometrists at 250 locations in 15 states, owned or operated 22 ambulatory (outpatient) surgery centers ("ASCs") and 110 optical dispensaries and owned or leased 13 excimer lasers.

     Eye care services in the United States are delivered through a fragmented system of local providers, including individual or small groups of ophthalmologists, optometrists and opticians. Unlike most medical specialists, eye care professionals generally do not depend on primary care physicians for referrals; rather, referrals originate from other eye care professionals since the optometrist or the ophthalmologist represents the primary patient contact for the vast majority of eye care services. Based on a market study conducted by Arthur D. Little (the "ADL Study"), PRG believes that the revenues generated by eye care providers (ophthalmologists and optometrists) were in excess of $20 billion in 1994. According to the ADL Study, approximately 15,600 ophthalmologists and 28,200 optometrists were actively involved in patient care in the United States in 1993. The ADL Study estimates that there are approximately 1,500 ophthalmic groups of five or more practitioners.

     Cost-containment pressure on providers in health care generally, and eye care specifically, has placed small to mid-size provider groups at a competitive disadvantage because these practices typically have high operating costs relative to revenue and lack the capital, information resources and management expertise necessary to provide both high quality and cost-effective medical care. To remain competitive, eye care providers are increasingly seeking to affiliate with larger organizations that manage the non-medical aspects of eye care practices and that can provide access to greater capital resources, more efficient cost structures and access to payors. PRG seeks to address these demands for the practices to which it provides services (the "Affiliated Practices") through the implementation of its business strategy.

     PRG's business strategy is focused on (i) developing comprehensive eye care service networks in each of its markets, both in terms of service mix and geographic coverage, primarily through acquisitions, (ii) enabling its Affiliated Practices to provide efficient and cost-effective eye care services resulting from economies of scale, purchasing discounts, facility consolidation and improved personnel and information management and (iii) marketing the capabilities of the Affiliated Practices and networks to both payors and employers, particularly in the developing and expanding managed care marketplace. PRG believes that by establishing integrated delivery networks, Affiliated Practices are afforded significant opportunities for cross-referrals, expanded service capabilities and volume contracting with payors.

     Consistent with its strategic objectives, PRG recently completed certain transactions that resulted in the acquisition of the assets of 75 eye care practices and 17 ASCs. In March 1996, PRG acquired by merger (the "EyeCorp Merger") EyeCorp, Inc. ("EyeCorp"), a privately held physician practice management company devoted solely to eye care, in exchange for Common Stock having a market value, at closing, of approximately $152 million. The acquisition of EyeCorp, which, as of July 17, 1996, provided management services to 50 ophthalmic and optometric practices and five ASCs, increased PRG's penetration in existing markets (Arkansas, California, Ohio, Tennessee and Texas) and afforded entry into five new states (Illinois, Kentucky, Massachusetts, Mississippi and Missouri). During the period from January 1 through May 15, 1996, PRG consummated the acquisition of the assets of 20 practices and ten ASCs (the "January-May 15, 1996 Acquisitions") for approximately $63 million, valued at closing, in cash and Common Stock. These acquisitions strengthened PRG's position in Houston (five additional practices), Las Vegas (two additional practices), Ohio (two additional practices) and California (one additional practice) and represented entries into new markets in Dallas, Phoenix, Oklahoma and South Carolina. During the period from May 16, 1996 through July 17, 1996, PRG consummated the acquisition of the assets of six practices and two ASCs (the "May 16-July 17, 1996 Acquisitions") for approximately $19 million, valued at closing, in cash and Common Stock. These acquisitions strengthened PRG's position in Arizona (one additional practice), Illinois (one additional practice), Kentucky (one additional practice) and Texas (two additional practices) and represented an entry into a new market in Florida.

                                  THE OFFERING

Common Stock being offered............................  5,000,000 shares of Common Stock to be issued by PRG in connection with
                                                        the acquisition of businesses,
                                                        properties or securities in business
                                                        combinations.
Transfer of Shares....................................  Persons acquiring shares of PRG
                                                        Common Stock in business combinations
                                                        pursuant to this offering ordinarily
                                                        will be required to agree to hold all
                                                        or some portion of such shares for a
                                                        period of up to two years after the
                                                        date of acquisition unless the
                                                        Company agrees to a shorter holding
                                                        period or agrees to waive such
                                                        requirement in the future.
Listing...............................................  The shares of Common Stock are listed on the NYSE. Application will be made
                                                        to list the shares of PRG Common
                                                        Stock offered hereby on the NYSE.

                                  THE COMPANY

     PRG was formed to provide physician practice management services to ophthalmic and optometric practices and to develop integrated eye care networks. PRG was incorporated on November 2, 1993 and until June 1995 had not conducted any significant operations. On June 28, 1995, PRG consummated its initial public offering (the "IPO") and simultaneously exchanged (the "Reorganization") cash, shares of Common Stock and a note payable for certain assets and liabilities of, and entered into service agreements ("Service Agreements") with ten ophthalmic and optometric practices (the "initial Affiliated Practices"), which are located in Arizona, Arkansas, California, Nevada, Ohio, Tennessee and Texas. During the period from January 1 through July 17, 1996, PRG consummated the January-May 15, 1996 Acquisitions, the May 16-July 17, 1996 Acquisitions and the EyeCorp Merger (the January-May 15, 1996 Acquisitions with the May 16-July 17, 1996 Acquisitions are referred to herein as the "1996 Acquisitions"). See "Recent Developments." PRG's principal offices are located at Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, Texas 75240 and its telephone number at that address is (214) 982-8200.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should consider carefully the factors listed below in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus, other than the historical financial information, includes forward-looking statements that involve risks and uncertainties, including the Company's ability to successfully acquire the assets of, service and integrate eye care providers, regulatory developments, the ability to adapt to the managed care environment and the other risks detailed below.

INTEGRATION OF OPERATIONS

     Since its formation, PRG has grown principally through acquisitions and is pursuing an aggressive growth strategy. If PRG is to realize the anticipated benefits of acquisitions, including the EyeCorp Merger, the 1996 Acquisitions and any future acquisitions, the operations of these entities must be integrated and combined efficiently. The process of integrating management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, presents a significant challenge to the management of PRG. There can be no assurance that the integration process will be successful or that the anticipated benefits of its business combinations will be realized. The dedication of management resources to such integration may detract attention from the day-to-day operations of PRG. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial unanticipated costs associated with such activities or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the earnings of PRG. PRG has incurred and is incurring certain transaction costs estimated at approximately $9 million in connection with the EyeCorp Merger, which were recognized as an expense in the first quarter of 1996. Additionally, PRG has incurred and is incurring significant expenses in connection with the 1996 Acquisitions, the majority of which will be capitalized and amortized in the future. These amounts are preliminary estimates of legal, accounting, financial advisory and other costs directly attributable to negotiating and closing the EyeCorp Merger and the 1996 Acquisitions and do not reflect integration costs. There can be no assurance that PRG will not incur additional charges in subsequent quarters to reflect costs associated with the EyeCorp Merger and the 1996 Acquisitions.

ACQUISITION STRATEGY AND LIMITATION ON GROWTH

     An integral part of PRG's business strategy is to increase its revenues, earnings and market share through the acquisition of the assets of eye care physician practice groups, management services organizations ("MSOs"), ASCs and related businesses and the entry into management and non-medical operational services relationships with such groups. There can be no assurance that PRG will be able to acquire and retain the assets of, or profitably provide management services to, additional eye care practices or successfully integrate such additional management services relationships. In addition, there can be no assurance that the assets of eye care practices acquired in the future, or the management services relationships entered into in the future, will be beneficial to the successful implementation of PRG's overall strategy, or that such assets and relationships will ultimately produce returns that justify their related investment or implementation by PRG.

     PRG's ability to expand is also dependent upon factors such as its ability to (i) identify attractive and willing candidates for acquisition, (ii) adapt or amend PRG's structure to comply with present or future state legal requirements affecting PRG's arrangements with physician practice groups, including state prohibitions on fee-splitting, corporate practice of medicine and referrals to facilities in which physicians have a financial interest, (iii) obtain regulatory approval and certificates of need, where necessary, and comply with licensing requirements applicable to physicians and facilities operated, and services offered, by physicians and (iv) expand PRG's infrastructure and management to accommodate expansion. There can be no assurance that PRG will be able to achieve these objectives or its planned growth, that the assets of eye care practice groups will continue to be available for acquisition by PRG, or that the addition of such practice groups will be profitable.

     PRG's expansion strategy also requires substantial capital investment. Capital is needed not only for the acquisition of the assets of physician practices, but also for their effective integration, operation and expansion and for the addition of medical equipment and technology. PRG may finance future acquisitions by using shares of Common Stock for all or a portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of the assets of their businesses, PRG may be required to utilize more of its cash resources, if available, in order to pursue its acquisition program. If PRG does not have sufficient cash resources, its growth could be limited and its existing operations impaired, unless it is able to obtain additional capital through subsequent debt or equity financings. There can be no assurance that PRG will be able to obtain such financing or that, if available, such financing will be on terms acceptable to PRG. The Company's credit facilities require, under certain circumstances, the consent of the Company's primary lender prior to the consummation of acquisitions and there can be no assurance the Company's primary lender will grant its consent each time the solicitation of such consent is required. As a result, there can be no assurance that PRG will be able to continue to implement its acquisition strategy successfully.

RISKS RELATED TO INTANGIBLE ASSETS

     As a result of PRG's and EyeCorp's various acquisition transactions, intangible assets of approximately $118 million have been recorded on PRG's balance sheet as a result of purchase accounting. Using an amortization period ranging from seven to 40 years for intangibles, amortization expense will be approximately $4.5 million per year. Purchases of practices that result in the recognition of additional intangible assets would cause amortization expense to further increase. A substantial portion of the amortization generated by these intangible assets is not deductible for tax purposes.

     As practice asset acquisitions are made, PRG evaluates each acquisition considering the practice's market position, reputation, profitability, and geographical penetration, its position in the PRG provider network, the collective experience of its executives and employees, its relationships with its customers and affiliated physicians, the relationships between its affiliated physicians and their patients and the specific service agreements entered into with the Affiliated Practices. All of these factors contribute to the purchase price paid for the acquisition and to the intangible created in the purchase transaction. Generally, PRG management believes that these intangibles will have a life of indefinite length.

     At the time of or following each acquisition, PRG will evaluate each acquisition and establish an appropriate amortization period based on the underlying facts and circumstances. Subsequent to such initial evaluation, PRG will periodically reevaluate such facts and circumstances to determine if the related intangible asset continues to be realizable and if the amortization period continues to be appropriate. As the underlying facts and circumstances subsequent to the date of acquisition can change, there can be no assurance that the value of such intangible assets will be realized by PRG. However, as of March 31, 1996, the net unamortized balance of intangible assets acquired and anticipated to be acquired was not considered to be impaired, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized intangible assets, which could have a material adverse effect on the Company's results of operations.

GOVERNMENT REGULATION

     Various state and federal laws regulate the relationships between providers of health care services, physicians and other clinicians.

     These laws include the fraud and abuse provisions of the Social Security Act, which include the "anti-kickback" and "anti-referral" laws. The "anti-kickback" laws prohibit the offering, payment, solicitation or receipt of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. The "anti-referral" laws impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Such exclusion, if applied to the Affiliated Practices, could result in significant loss of reimbursement. A determination of liability under any such laws could have a material adverse effect on the Company's operations.

     Several states, including states in which some Affiliated Practices are located, have adopted laws similar to the "anti-kickback" and "anti-referral" laws that cover patients in private programs as well as government programs. The laws of many states also prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with material discretion. A determination of liability under any such laws could have a material adverse effect on PRG.

     Although PRG believes that its operations as described in this Prospectus are in substantial compliance with existing applicable laws, PRG's business operations have not been the subject of judicial or regulatory interpretation. There can be no assurance that review of PRG's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of PRG or that the health care regulatory environment will not change so as to restrict PRG's existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit PRG's expansion into, or ability to continue operations within, such jurisdictions if PRG is unable to modify its operational structure to conform with such regulatory framework. Any limitation on PRG's ability to expand could have a material adverse effect on the Company's operations.

     In addition to extensive existing government health care regulation, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. PRG believes that such initiatives will continue during the foreseeable future. Aspects of certain of these reforms as proposed in the past, such as further reductions in Medicare and Medicaid payments and additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, if adopted, could adversely affect PRG.

REIMBURSEMENT; TRENDS AND COST CONTAINMENT

     PRG's revenues are derived principally from service fees paid to PRG by the Affiliated Practices. A substantial portion of the revenues of the Affiliated Practices are derived from government sponsored health care programs (principally, the Medicare and Medicaid programs). Since the amount of service fees payable to the Company is generally determined with reference to the revenues or earnings of the Affiliated Practices, any reduction in the revenues of Affiliated Practices could adversely affect the Company. The health care industry is experiencing a trend toward cost containment as government and private third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. PRG believes that these trends will continue to result in a reduction from historical levels in per-patient revenue for such medical practices. Further reductions in payments to physicians or other changes in reimbursement for health care services would have an adverse effect on PRG's operations unless PRG is otherwise able to offset such payment reductions.

     Rates paid by private third-party payors are based on established physician, ASC and hospital charges and are generally higher than Medicare reimbursement rates. Any decrease in the relative number of patients covered by private insurance could have a material adverse effect on PRG's results of operations.

     The federal government has implemented, through the Medicare program, a resource-based relative value scale ("RBRVS") payment methodology for physician services. This methodology went into effect in 1992 and was implemented during a transition period in annual increments through December 31, 1995. RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year, and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically provided by the Affiliated Practices. RBRVS-type of payment systems have also been adopted by certain private third-party payors and may become a predominant payment methodology. Wider-spread implementation of such programs would reduce payments by private third-party payors, and could indirectly reduce PRG's operating margins to the extent that costs of providing management services related to such procedures could not be proportionately reduced.

     There can be no assurance that any or all of these reduced revenues and operating margins could be offset by PRG through cost reductions, increased volume, introduction of new procedures or otherwise.

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS

     As an increasing percentage of patients are coming under the control of managed care entities, PRG believes that its success will, in part, be dependent upon PRG's ability to negotiate, generally on behalf of the Affiliated Practices, contracts with health maintenance organizations ("HMOs"), employer groups and other private third-party payors pursuant to which services will be provided on a risk-sharing or capitated basis by some or all Affiliated Practices. Under some of such agreements, the healthcare provider accepts a pre-determined amount per patient per month in exchange for providing all necessary covered services to the patients covered under the agreement. Such contracts pass much of the financial risk of providing care, such as over-utilization, from the payor to the provider. The proliferation of such contracts in markets served by PRG could result in greater predictability of revenues, but greater unpredictability of expenses. There can be no assurance that PRG will be able to negotiate, generally on behalf of its Affiliated Practices, satisfactory arrangements on a risk-sharing or capitated basis. In addition, to the extent that patients or enrollees covered by such contracts require more frequent or extensive care than is anticipated, operating margins may be reduced, or in the worst case, the revenues derived from such contracts may be insufficient to cover the costs of the services provided. As a result, Affiliated Practices may incur additional costs, which would reduce or eliminate anticipated earnings under such contracts. Any such reduction or elimination of earnings could have a material adverse affect on PRG's results of operations.

COMPETITION

     PRG experiences competitive pressures for the acquisition of the assets of, and the provision of management and non-medical operational services to, additional practices and the acquisition of MSOs. PRG knows of one public and three private practice management companies focused on eye care services. Several other practice management companies, both publicly and privately held, that have established operating histories and, in some instances, greater resources than PRG are pursuing the acquisition of the assets of other general and specialty medical, including eye care, practices and the management of such practices. Additionally, some hospitals, clinics, health care companies, HMOs and insurance companies engage in activities similar to the activities of these other practice management companies. There can be no assurance that PRG will be able to compete effectively with such competitors for the acquisition of, or affiliation with, eye care practices, that additional competitors will not enter the market, that such competition will not make it more difficult or expensive to acquire the assets of, and provide management services to, eye care practices on terms beneficial to PRG or that competitive pressures will not otherwise adversely affect the Company.

     Affiliated Practices compete with numerous local eye care service providers. PRG believes that changes in governmental and private reimbursement policies and other factors have resulted in increased competition among providers for the provision of medical services to consumers. There can be no assurance that the Affiliated Practices will be able to compete effectively in the markets that they serve. PRG believes that the cost, accessibility and quality of services provided are the principal factors that affect competition. There can be no assurance that the Affiliated Practices will be able to compete effectively in the markets that they serve, which inability to compete could adversely affect PRG.

     Further, the Affiliated Practices will compete with other providers for managed care contracts. PRG believes that trends toward managed care have resulted, and will continue to result, in increased competition for such contracts. Other practices and MSOs may have more experience than the Affiliated Practices and PRG in obtaining such contracts. There can be no assurance that PRG and the Affiliated Practices will be able to successfully acquire sufficient managed care contracts to compete effectively in the markets they serve, which inability to compete could adversely affect PRG.

POTENTIAL LIABILITY AND INSURANCE; LEGAL PROCEEDINGS

     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. In connection with the provision of its management services, PRG provides only facilities and non-medical administrative and operational services, does not control or direct the practice of medicine by physicians and does not assume responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and physician groups; however, there can be no assurance that claims, suits or complaints relating to services and products provided by Affiliated Practices will not be asserted against PRG in the future. Additionally, PRG owns and operates ASCs and, in some instances, serves as the provider of professional services. With regard to all of PRG's operations, PRG maintains insurance coverage that it believes is adequate both as to risks and amounts. Such insurance extends to professional liability claims that may be asserted against employees of PRG that work on site at Affiliated Practice locations. In addition, pursuant to the Service Agreements, the Affiliated Practices are required to maintain professional liability insurance. Nevertheless, there can be no assurance that successful malpractice or other claims will not be asserted against the Affiliated Practices or PRG that exceed applicable policy limits, which could have a material adverse effect on PRG.

     PRG, in connection with the acquisition of the assets of certain of the Affiliated Practices, typically succeeds to some or all of the liabilities of the Affiliated Practices. Therefore, claims may be asserted against PRG for events that occurred prior to the acquisition of the assets of certain of the Affiliated Practices. PRG maintains insurance coverage related to those risks that it believes is adequate both as to risks and amounts, although no assurance can be provided that any successful claims will not exceed applicable policy limits.

     The availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of PRG and the Affiliated Practices. There can be no assurance that liability insurance will be available to PRG in the future at acceptable costs or that the future cost of such insurance to PRG and the Affiliated Practices will not have an adverse effect on PRG's operations.

SHARES ELIGIBLE FOR FUTURE SALES

     PRG has a significant number of shares of Common Stock outstanding that were not registered under the Securities Act upon issuance, but the holders of which have certain registration rights. In addition, the Company has a significant number of shares of Common Stock outstanding that were registered under the Securities Act upon issuance, the resale of which is contractually restricted. Prior to the IPO there had been no market for the Common Stock and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of PRG to raise equity capital in the future.

     The 5,000,000 shares of Common Stock registered with the Securities and Exchange Commission (the "Commission") under the Securities Act in the registration statement of which this Prospectus forms a part and issuable in business combination transactions will generally be freely tradable by nonaffiliates after their issuance, unless the sale thereof is contractually restricted. The purchasers of shares of Common Stock in this offering will typically be required to execute an agreement whereby such persons agree to hold all or a portion of such shares for a period of up to two years after the date of acquisition. These agreements may be modified by PRG in connection with any particular business combination.

ANTI-TAKEOVER CONSIDERATIONS

     Certain provisions of the Company's Restated Certificate of Incorporation, the Company's Bylaws and Delaware law could discourage potential acquisition proposals, delay or prevent a change in control of the Company and, consequently, limit the price that investors might be willing to pay in the future for shares of the Common Stock. These provisions include a classified Board of Directors, the inability to remove directors except for cause and the ability to issue, without further stockholder approval, shares of preferred stock with rights and privileges senior to the Common Stock. In addition, in April 1996 the Company adopted a stockholder rights plan, which can have a significant anti-takeover effect. The Company also is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. The Company's principal credit facilities require the Company to obtain the consent of the lender following a change in PRG's senior management personnel, and a "Change of Control" (as defined therein) constitutes an event of default under each of the credit facilities. These provisions of the Company's credit facilities could serve to impede or prevent a change of control or have a depressive effect on the price of the Common Stock.

VOLATILITY OF STOCK PRICE

     The stock market has from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of companies in the health care industry and "small cap" stocks, and which may be unrelated to the operating performance of particular companies. Factors such as quarterly variations in actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions may have a significant effect on the market price of the Common Stock.

                              RECENT DEVELOPMENTS

     Since the Reorganization, through July 17, 1996, the Company has added a total of 75 new practices, 16 ASCs, 139 ophthalmologists, 110 optometrists and nine excimer lasers in eight new states in the acquisitions described below.

1996 ACQUISITIONS

     During the period from January 1 through May 15, 1996, PRG consummated the acquisition of the assets of 20 practices located in six states and ten ASCs for an aggregate consideration of approximately $9.5 million in cash and approximately 2.2 million shares of Common Stock. In connection with these acquisitions the Company entered into new markets in Dallas, Phoenix, Oklahoma and South Carolina and further penetrated existing markets in Houston, Las Vegas, Ohio and California.

     During the period from May 16 through July 17, 1996, PRG consummated the acquisition of the assets of six practices located in five states and two ASCs for an aggregate consideration of approximately $694,812 in cash and approximately 552,812 shares of Common Stock. In connection with these acquisitions the Company entered into Florida as a new market and further penetrated existing markets in Arizona, Illinois, Kentucky and Texas.

EYECORP MERGER

     In March 1996, PRG closed the EyeCorp Merger for consideration of 6,089,506 shares of Common Stock in a pooling of interests transaction. EyeCorp was a privately held physician practice management company devoted solely to eye care and provided management services to 50 ophthalmic and optometric practices located in 10 states and owned and operated, or provided management services to, five ASCs.

     PRG pursued the EyeCorp Merger because PRG believed that the combination with EyeCorp would provide PRG with a substantial presence in the southeastern region of the United States and would result in greater operating leverage and a substantial increase in its future acquisition opportunities. In addition, the EyeCorp Merger resulted in a significant addition to the number of optometrists affiliated with PRG, which PRG believes enhances its overall strategy of efficient utilization of eye care professionals. Further, EyeCorp had established, and PRG intends to promote and replicate in other markets the Retinal Center of Excellence, which substantially strengthens PRG's subspecialty retina capabilities. Finally, the combination with EyeCorp resulted in the acquisition of The EyePA, Inc., an independent practice association, which was formed by EyeCorp to establish preferred provider networks composed of eye care professionals offering quality controlled, comprehensive vision care services to enrollees in various health insurance plans.

     The following table sets forth certain information as of July 17, 1996 regarding the Affiliated Practices.

                              AFFILIATED PRACTICES

                                       NUMBER                                                  EXCIMER      OPTICAL
            STATE/CITY               OF OFFICES    OPHTHALMOLOGISTS    OPTOMETRISTS    ASCS    LASERS     DISPENSARIES
- -----------------------------------  ----------    ----------------    ------------    ----    -------    ------------
ARIZONA
  Kingman..........................        2                0                 3          1         0             0
  Phoenix..........................       17                8                 9          4         1             0
ARKANSAS
  Fayetteville.....................        3                2                 1          0         0             3
  Manila...........................        1                0                 1          0         0             1
CALIFORNIA
  Bakersfield......................        3                8                 4          1         0             3
  Colton...........................       14               22                 5          1         2             4
  Rancho Mirage....................        3                5                 3          1         0             2
  San Diego........................        1                2                 1          0         1             1
FLORIDA
  Lakeland.........................        4                5                 0          1         0             2
ILLINOIS
  Addison..........................        1                0                 3          0         0             1
  Chicago..........................        3                3                 0          0         1             1
  Franklin Park....................        2                0                 2          0         0             1
  Libertyville.....................        1                1                 0          0         0             1
  Naperville.......................        1                0                 2          0         0             1
  Rockford.........................        3                2                 2          0         1             0
  Villa Park.......................        1                0                 1          0         0             1
KENTUCKY
  Benton...........................        2                0                 2          0         0             1
  Hopkinsville.....................        1                0                 1          0         0             1
  Paducah..........................        1                0                 3          0         0             0
MASSACHUSETTS
  Plymouth.........................        3                4                 1          1         1             0
MISSISSIPPI
  Amory............................        2                0                 1          0         0             2
  Canton...........................        2                0                 2          0         0             2
  Coldwater........................        2                0                 1          0         0             2
  Corinth..........................        1                1                 0          0         0             1
  Greenwood........................        5                2                 1          0         0             1
  Hattiesburg......................        3                4                 1          1         0             0
  Indianola........................        2                0                 1          0         0             2
  Iuka.............................        2                0                 1          0         0             2
  Jackson..........................        2                3                 0          0         0             0
  Mendenhall.......................        2                0                 1          0         0             2
  Oxford...........................        4                4                 0          0         0             0
  Sardis...........................        2                0                 1          0         0             2
  Starkville.......................        3                0                 3          0         0             3
  Tupelo...........................        2                1                 1          0         0             1
MISSOURI
  Florissant.......................        5                6                 4          0         0             1
  St. Louis........................        3                1                 3          1         0             1
NEVADA
  Las Vegas........................       10               12                 0          2         1             5
OHIO
  Alliance.........................        3                4                 2          0         0             0
  Cincinnati.......................        4                2                 5          1         1             1
  Medina...........................        2                2                 1          0         0             1
  Sandusky.........................        3                2                 3          0         0             1
OKLAHOMA
  Oklahoma City....................        2                2                 2          0         0             1
  Tulsa............................        1                1                 2          0         0             0
SOUTH CAROLINA
  Myrtle Beach.....................        1                2                 0          0         0             1
TENNESSEE
  Clarksville......................        2                0                 4          0         0             2
  Collierville.....................        2                0                 6          0         0             2

                                       NUMBER                                                  EXCIMER      OPTICAL
            STATE/CITY               OF OFFICES    OPHTHALMOLOGISTS    OPTOMETRISTS    ASCS    LASERS     DISPENSARIES
- -----------------------------------  ----------    ----------------    ------------    ----    -------    ------------
  Germantown.......................        1                0                 1          0         0             1
  Jackson..........................        4                6                 2          1         0             3
  Kingsport........................        1                3                 1          0         0             1
  LaFollette.......................        1                0                 2          0         0             1
  Lawrenceburg.....................        3                2                 4          0         0             3
  Madison..........................        2                1                 1          1         0             0
  Memphis..........................       39               22                10          1         0             9
  Milan............................        1                0                 1          0         0             1
  Nashville........................        2                0                 6          0         0             2
  Somerville.......................        1                0                 1          0         0             1
TEXAS
  Bryan............................        1                1                 0          0         0             0
  Corpus Christi...................        1                1                 0          0         0             0
  Dallas...........................        1                2                 1          1         1             1
  Galveston........................        3                3                 1          0         1             2
  Garland..........................        4                4                 0          0         0             0
  Houston..........................       27               23                13          3         2            14
  McKinney.........................        2                4                 0          0         0             0
  Mt. Pleasant.....................        4                2                 0          0         0             1
  Sherman..........................        3                1                 0          0         0             0
  Texarkana........................       10                2                 0          0         0            10
                                                                                        --        --
                                         ---              ---               ---                                ---
                                         250              188               131         22        13           110
                                         ===              ===               ===         ==        ==           ===

                 PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

THE COMPANY

     This Prospectus covers the offer and sale of up to 5,000,000 shares of Common Stock which PRG may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act or as otherwise permitted under the Securities Act.

     PRG expects that the terms upon which it may issue the shares will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets are acquired. It is expected that the shares that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at the time an acquisition is consummated.

SELLING STOCKHOLDERS

     Information relating to the Selling Stockholders will be provided by Prospectus Supplement.

     The Selling Stockholders or permitted transferees directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the shares of Common Stock offered by them hereunder from time to time, in or through privately negotiated transactions, in one or more transactions, including block transactions, on the NYSE or on any stock exchanges on which the shares of Common Stock may be listed in the future pursuant to and in accordance with the applicable rules of such exchanges or otherwise. The selling price of the shares of Common Stock offered by the Selling Stockholders hereunder may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. To the extent required by applicable law, the specific shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

     The Selling Stockholders or permitted transferees and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock offered by the Selling Stockholders hereunder may be deemed to be underwriters, and any profit of the sale of the shares of the Common Stock offered by the Selling Stockholders or permitted transferees hereunder by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, such Selling Stockholders or permitted transferees may also qualify for the sale of such shares pursuant to Rules 144 or 145 promulgated under the Securities Act and accordingly such Securities may be sold under such rules rather than pursuant to this Prospectus.

GENERAL

     All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by PRG in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act.

     The shares of Common Stock offered hereunder will be listed on the NYSE, but will be subject to certain contractual holding period requirements.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for PRG by Jackson & Walker, L.L.P., Dallas, Texas.

                                    EXPERTS

     The audited financial statements of Physicians Resource Group, Inc. as of December 31, 1994 and 1995 and for each of the three years ended December 31, 1995; the audited combined financial statements for Physicians Resource Group, Inc. -- Founding Affiliated Practices as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994; the audited financial statements for Barnet Dulaney Eye Center as of December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995; the audited combined financial statements of Physicians Resource Group, Inc. -- Selected Acquisition Practices as of December 31, 1994 and for the year ended December 31, 1994; the audited combined financial statements of Physicians Resource Group, Inc. -- Certain Acquisition Practices as of December 31, 1995 and for the year ended December 31, 1995; the audited combined financial statements of Physicians Resource Group, Inc. -- Central Florida Eye Associates P.A., as of December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995; the audited combined financial statements of Physicians Resource Group, Inc. -- South Texas Retina Consultants, P.A. as of December 31, 1995 and for the year ended December 31, 1995; and the audited financial statements of Physician Resource Group, Inc. -- The Edward Yavitz Eye Center, Ltd. as of December 31, 1995 and for the year ended December 31, 1995; and the audited combined financial statements of Key Whitman/Milauskas as of and for the year ended December 31, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of EyeCorp, Inc. -- Baker Acquisition Practice as of December 31, 1994 and for the year ended December 31, 1994; the financial statements of EyeCorp, Inc. -- Coleman Acquisition Practice as of December 31, 1994 and for the year ended December 31, 1994; the combined financial statements of EyeCorp, Inc. -- Eggleston Acquisition Practice as of December 31, 1994 and for the year ended December 31, 1994; the combined financial statements of EyeCorp, Inc. -- Gordon Acquisition Practice as of December 31, 1994 and for the year ended December 31, 1994; the combined financial statements of EyeCorp, Inc. -- Post Acquisition Practice as of December 31, 1993 and 1994 and for the two years ended December 31, 1994; the financial statements of EyeCorp, Inc. -- Southern Eye Center Acquisition Practice as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994; and the combined financial statements of the EyeCorp, Inc. -- Selected Acquisition Practices as of December 31, 1994 and for the year ended December 31, 1994 incorporated by reference in this Registration Statement on Form S-4 have been included herein in reliance on the reports Coopers & Lybrand L.L.P., independent accountants, given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     PRG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, shares of the Common Stock, par value $.01 per share, of the Company are traded on the NYSE, and such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     PRG has filed with the Commission a Registration Statement on Form S-4 with respect to the Common Stock offered hereby. This Prospectus constitutes part of the Registration Statement and does not contain all the information contained in the Registration Statement and exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. All of these documents may be inspected without charge at the addresses set forth in the preceding paragraph.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference certain documents of PRG that are not presented herein or delivered herewith. There will be provided without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference herein (excluding exhibits, unless such exhibits are specifically incorporated by reference herein). Requests should be directed to PRG's Corporate Secretary, Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, Texas 75240 (telephone (214) 982-8200).

     The following documents, which have been filed with the Commission pursuant to the Exchange Act under Commission file No. 1-13778, are incorporated herein by reference:

          1. PRG's Annual Report on Form 10-K for the year ended December 31, 1995, as amended on Form 10-K/A;

          2. PRG's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

          3. The description of PRG's Common Stock contained in PRG's Registration Statement on Form 8-A, dated May 5, 1995;

          4. The description of rights to purchase PRG preferred stock contained in PRG's Registration Statement on Form 8-A, dated April 18, 1996; and

          5. PRG's Current Reports on Form 8-K dated February 14, 1996 (as amended on Form 8-K/A filed on April 2, 1996), March 18, 1996, March 18, 1996 and April 18, 1996 (as amended on Form 8-K/A filed on May 10, 1996) and June 30, 1996 (as amended on Form 8-K/A filed on July 17, 1996).

     All reports and definitive proxy or information statements filed by PRG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to PRG contained in this Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated herein by reference.

- ------------------------------------------------------
- ------------------------------------------------------

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

             -----------------

             TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary.....................    3
The Company............................    5
Risk Factors...........................    5
Recent Developments....................   11
Plan of Distribution and Selling
  Stockholders.........................   14
Legal Matters..........................   14
Experts................................   15
Available Information..................   15
Incorporation of Certain Documents by
  Reference............................   16

- --------------------------------------------
- --------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                5,000,000 SHARES

                                      LOGO
                                  COMMON STOCK
                                  ------------

                                   PROSPECTUS

                                AUGUST   , 1996

                                  ------------

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     PRG's Third Amended and Restated Bylaws provide that PRG shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Eight of PRG's Restated Certificate of Incorporation, as amended, provides that PRG's directors will not be personally liable to PRG or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for liability (a) for any breach of the duty of loyalty to PRG or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

     Reference is made to Article VII, Section 8 of PRG's Third Amended and Restated Bylaws, Exhibit 3.3 of this Registration Statement, which provides for indemnification of directors and officers.

     In April 1995, PRG entered into an indemnification agreement with certain of its directors and director nominees, pursuant to which PRG agreed to indemnify such persons for losses arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of which this Prospectus forms a part.

     PRG has procured insurance that purports to insure PRG's directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers, with certain exceptions including exceptions for liabilities arising from such directors' and officers' own malfeasance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
         2.1         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the   day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., Joseph C. Noreika, M.D.,
                        Inc., Eye Care of Medina, Inc., Joseph C. Noreika Trust for The
                        Benefit of Sarah Noreika, Joseph C. Noreika Trust for the Benefit of
                        Michael Noreika, Joseph C. Noreika Trust for the Benefit of Katya
                        Emily Noreika, Joseph C. Noreika Trust, Joanne Noreika as Trustee on
                        behalf of the foregoing Trusts and Joseph C. Noreika, M.D.(1)
         2.2         -- First Amendment to Agreement and Plan of Reorganization and
                        Contribution Agreement, dated as of April 17, 1995 by and among
                        Physicians Resource Group, Inc., Notre Capital Ventures, Ltd., Joseph
                        C. Noreika, M.D., Inc., Eye Care of Medina, Inc., Joseph C. Noreika
                        Trust, Joseph C. Noreika Trust for the Benefit of Sarah Noreika,
                        Joseph C. Noreika Trust for the Benefit of Michael Noreika, Joseph C.
                        Noreika Trust for the Benefit of Katya Emily Noreika, Joanne Noreika,
                        as Trustee on behalf of the foregoing Trusts, and Joseph C. Noreika,
                        M.D.(1)
         2.3         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 18th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., The Eye Clinic of
                        Galveston, P.A., Rims & Lenses, Inc., Milstein, Fradkin & Gold
                        Leasing and the Stockholders as follows: Bernard A. Milstein, M.D.,
                        Daniel Gold, M.D. and Allan Fradkin, M.D.(1)
         2.4         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 11th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., David M.
                        Schneider, M.D., Inc. and David M. Schneider, M.D.(1)
         2.5         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 18th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., Texas Eye
                        Institute Assoc., Memorial Southeast Laser Center, Inc., First Colony
                        Optical, Inc., Optics West, Inc., Y.A.G., Inc., Sargent, Baum, Pitts,
                        Decker & Master, Ophthalmic Technology and the Stockholders as
                        follows: Charles A. Sargent, M.D., Alan C. Baum, M.D., R. Edwin
                        Pitts, M.D., William L. Decker, M.D., Gynette Carol Master, M.D.,
                        Lacy A. Koonce, M.D., Edmund L. Burnett, M.D., Charles A. Johnson,
                        M.D.(1)
         2.6         -- Agreement and Plan of Reorganization and Contribution Agreement dated as of the 3rd day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., McDonald Eye Associates,
                        P.A., Fayetteville Optical Services, Inc., Micro Support Services,
                        Inc. d/b/a Medical Billing Specialist, Inc., McDonald Software
                        Systems, Inc., James E. McDonald, II, M.D., Judy McDonald and Baja
                        Leasing.(1)
         2.7         -- First Amendment to Agreement and Plan of Reorganization and
                        Contribution Agreement, dated as of April 12, 1995 by and among
                        Physicians Resource Group, Inc., Notre Capital Ventures, Ltd.,
                        McDonald Eye Associates, P.A., Fayetteville Optical Services, Inc.,
                        Micro Support Services, Inc., d/b/a Medical Billing Specialist, Inc.,
                        McDonald Software Systems, Inc., James E. McDonald, II, M.D., Judy
                        McDonald and Baja Leasing.(1)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
         2.8         -- Agreement and Plan of Reorganization dated, as of the 3rd day of
                        April, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Michael A. Minadeo, M.D., P.A., Red River
                        Optical, Inc. and Michael A. Minadeo, M.D.(1)

         2.9         -- First Amendment to Agreement and Plan of Reorganization, dated as of
                        April 12, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Michael A. Minadeo, M.D., P.A., Red River
                        Optical, Inc. and Michael A. Minadeo, M.D.(1)

         2.10        -- Agreement and Plan of Reorganization and Contribution Agreement dated as of the 17th day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., Southern Nevada Eye
                        Clinic, Kenneth C. Westfield, M.D., Ltd., Nevada Institute of
                        Ambulatory Surgery, Inc., K&K Leasing, Carr Trust dated 1/24/91,
                        Tyree Carr, M.D. and Kenneth C. Westfield, M.D.(1)

         2.11        -- Contribution Agreement, dated as of the 5th day of April, 1995 by and among Physicians Resource Group, Inc., Notre Capital Ventures, Ltd.,
                        Eye Clinic P.C., James A. Price, M.D., Ben F. House, M.D., Bruce E.
                        Herron, M.D.: Arthur H. Woods, M.D., Mark R. Bateman, M.D. and House,
                        Price, Herron & Woods Partnership.(1)

         2.12        -- Contribution Agreement, dated as of the 12th day of April, 1995 by and among Physicians Resource Group, Inc., Notre Capital Ventures,
                        Ltd., Charles D. Fritch, M.D., Inc., Charles D. Fritch, M.D., Judith
                        K. Fritch and The Fritch Living Trust.(1)

         2.13        -- Stock Purchase Agreement, dated as of the 12th day of April, 1995 by and among Physicians Resource Group, Inc., Superior Eye Care, Inc.
                        and Benson Eyecare Corporation.(1)

         2.14        -- Agreement and Plan of Reorganization, dated as of the 14th day of
                        April, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Pacific Vision Services, Inc. and the
                        Stockholders as follows: Paul A. Blacharski, Loren L. Denier, Wayne
                        B. Isaeff, N. Lome Muth, Carl S. Shibata, Tom S. Tooma and P. Harold
                        Wallar.(1)

         2.15        -- Asset Purchase Agreement by and among Sun Valley Acquisition
                        Corporation, Barnet-Dulaney Eye Center, P.L.L.C., Ronald W. Barnet,
                        M.D., David D. Dulaney, M.D., Robert B. Pinkert, O.D. and Scott A.
                        Perkins, M.D. dated November 29, 1995.(7)

         2.16        -- First Amendment to Asset Purchase Agreement by and among Sun Valley
                        Acquisition Corporation, Barnet-Dulaney Eye Center, P.L.L.C., Ronald
                        W. Barnet, M.D., David D. Dulaney, M.D., Robert B. Pinkert, O.D. and
                        Scott A. Perkins, M.D. dated February 14, 1996.(8)

         2.17        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation III, Inc., Physicians Resource Group, Inc.,
                        Daniel I. Goldman, M.D., P.A. and Daniel I. Goldman, M.D. dated
                        December 7, 1995.(7)

         2.18        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), PRG Texas Acquisition Corporation
                        III, Inc., Physicians Resource Group, Inc., Daniel I. Goldman, M.D.,
                        P.A. and Daniel I. Goldman, M.D. dated February 14, 1996.(8)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
         2.19        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation II, Inc., Physicians Resource Group, Inc.,
                        The Clariday Eye Center, P.A. and Gregory T. Clariday, M.D. dated
                        December 7, 1995.(7)

         2.20        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), PRG Texas Acquisition Corporation
                        II, Inc., Physicians Resource Group, Inc., The Clariday Eye Center,
                        P.A. and Gregory T. Clariday, M.D. dated February 14, 1996.(8)

         2.21        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation I, Inc., Physicians Resource Group, Inc.,
                        William Lipsky, M.D., P.A., William Lipsky, M.D. and William Wynn
                        McMullen, M.D. dated December 7, 1995.(7)

         2.22        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), Physicians Resource Group, Inc.,
                        William Lipsky, M.D., P.A., William Lipsky, M.D. and William Wynn
                        McMullen, M.D. dated February 14, 1996.(8)

         2.23        -- Agreement and Plan of Merger by and among Physicians Resource Group,
                        Inc., Sun Valley Acquisition Corporation, SVAC Acquisition
                        Corporation, Daniel D. Chambers, Michael R. Beck, John R. Hedrick and
                        Michael Yeary dated December 6, 1995.(7)

         2.24        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation I, Inc., Physicians Resource Group, Inc., Oklahoma Eye
                        Associates, Inc. and Robert A. Hummel, M.D. dated December 6,
                        1995.(7)

         2.25        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation II, Inc. Physicians Resource Group, Inc.,
                        Shepherd Eye Surgicenter, Ltd., John R. Shepherd, M.D. and Steven
                        Hansen, M.D. dated December 6, 1995.(7)

         2.26        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation III, Inc., Physicians Resource Group, Inc.,
                        John R. Shepherd, M.D., Ltd., d/b/a Shepherd Eye Center, John R.
                        Shepherd, M.D. and Steven Hansen, M.D., dated December 6, 1995.(7)

         2.27        -- Asset Purchase Agreement by and among Sun Valley Acquisition
                        Corporation, Mann Berkeley Eye Center, P.A., Paul Michael Mann, M.D.
                        and Ralph G. Berkeley, M.D. dated November 11, 1995.(7)

         2.28        -- First Amendment to Asset Purchase Agreement by and among Sun Valley
                        Acquisition Corporation, Mann Berkeley Eye Center, P.A., Paul Michael
                        Mann, M.D. and Ralph G. Berkeley, M.D. dated February 14, 1996.(8)

         2.29        -- Asset Purchase Agreement by and among PRG Nevada Acquisition
                        Corporation, Physicians Resource Group, Inc., Excimer, Inc., Rudy R.
                        Manthei, D.O. and Douglas C. Lorenz, D.O. dated November 29, 1995.(7)

         2.30        -- Asset Purchase Agreement by and among Four Quarters, Inc., PRG Nevada
                        Acquisition Corporation, Physicians Resource Group, Inc., Rudy R.
                        Manthei, D.O., Scott Manthei, D.O. and Douglas C. Lorenz, D.O. dated
                        November 29, 1995.(7)

         2.31        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation, Physicians Resource Group, Inc., Manthei,
                        Manthei, Lorenz & Hatcher, Ltd. dba Nevada Eye and Ear, Rudy R.
                        Manthei, D.O., Douglas C. Lorenz, D.O. and Scott Manthei, D. O. dated
                        November 29, 1995.(7)

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
         2.32        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation III, Inc., Physicians Resource Group, Inc., Ophthalmology
                        Associates, P.C., Dr. Ned M. Reinstein, M.D. and Dr. Hubert M.
                        McClure, M.D. dated December 6, 1995.(7)
         2.33        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation III, Inc., Physicians Resource Group, Inc., Ophthalmology
                        Associates, P.C., Dr. Ned M. Reinstein, M.D. and Dr. Hubert M.
                        McClure, M.D. dated December 6, 1995.(7)
         2.34        -- Form of First Amendment to Agreement and Plan of Reorganization by
                        and among PRG OK Acquisition Corporation III, Inc., Physicians
                        Resource Group, Inc., Ophthalmology Associates, P.C., Dr. Ned M.
                        Reinstein, M.D. and Dr. Hubert M. McClure, M.D. dated January 29,
                        1996.(8)
         2.35        -- Agreement and Plan of Reorganization by and among PRG Ohio
                        Acquisition Corporation, Physicians Resource Group, Inc., Sandusky
                        Ophthalmology, Inc., John M. Parschauer, M.D., and Kenneth E.
                        Parschauer, M.D.(8)
         2.36        -- Amended and Restated Agreement and Plan of Merger by and among
                        Physicians Resource Group, Inc., PRG Acquisition Corporation and
                        EyeCorp, Inc., dated December 22, 1995.(7)
         2.37        -- Stock Purchase Agreement, dated as of March 19, 1996, by and among
                        James A. Price, M.D., Ben F. House, M.D., Bruce E. Herron, M.D.,
                        Arthur H. Woods, M.D., Mark R. Bateman, M.D. and Physicians Resource
                        Group, Inc.(5)
         2.38        -- Agreement and Plan of Merger by and among Central Florida Eye
                        Associates, P.A., Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk,
                        M.D., Jay Mulaney, M.D., PRG FL Acquisition Corporation, and
                        Physicians Resource Group, Inc.(11)
         2.39        -- Agreement and Plan of Merger by and among G.C.R. Investors, Ronald
                        Case, M.D., Brian Renz, M.D., Jay Mulaney, M.D., PRG FL Partnership
                        I, and Physicians Resource Group, Inc.(11)
         2.40        -- Agreement and Plan of Merger by and among Central Florida Eye
                        Associates, Partners, Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk,
                        M.D., Jay Mulaney, M.D., PRG FL Partnership II, and Physicians
                        Resource Group, Inc.(11)
         2.41        -- Agreement and Plan of Merger by and among South Texas Retina
                        Affiliates, Inc., South Texas Retina Consultants, L.L.P., Charles H.
                        Campbell, M.D., P.A., Charles H. Campbell, M.D., PRG TX Acquisitions
                        Corp. I and Physicians Resource Group, Inc.(11)
         3.1         -- Restated Certificate of Incorporation of Physicians Resource Group,
                        Inc.(1)
         3.2         -- Certificate of Designations, Preferences, Rights and Limitations of
                        Class A Preferred Stock of Physicians Resource Group, Inc.(1)
         3.3         -- Third Amended and Restated Bylaws of Physicians Resource Group,
                        Inc.(5)
         3.4         -- Form of Warrant Certificate.(1)
         3.5         -- Rights Agreement dated as of April 19, 1996 between Physicians
                        Resource Group Inc. and Chemical Mellon Shareholder Services(9)
         4.1         -- Form of certificate evidencing ownership of Common Stock of
                        Physicians Resource Group, Inc.(1)
         5.1         -- Opinion of Jackson & Walker, L.L.P.(2)
        10.1         -- Physicians Resource Group, Inc. Amended and Restated 1995 Stock
                        Option Plan.(5)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
        10.2         -- Physicians Resource Group, Inc. 1995 Health Care Professionals Stock
                        Option Plan.(1)

        10.3         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Gregory L. Solomon.(1)

        10.4         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Emmett E. Moore.(1)

        10.5         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Richard M. Owen.(1)

        10.6         -- Form of Indemnification Agreement for certain Directors.(1)

        10.7         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., Physicians Resource Group Subsidiary, Inc. and TPZ, Inc. d/b/a/
                        Eye Care of Medina, Inc.(1)

        10.8         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and The Eye Clinic of Texas.(1)

        10.9         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and David M. Schneider, M.D.,
                        Inc.(1)

        10.10        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Texas Eye Institute Assoc.(1)

        10.11        -- Form of Service Agreement by and between Physicians Resource Group
                        Subsidiary, Inc., its wholly-owned subsidiary and McDonald Eye
                        Associates, P.A.(1)

        10.12        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Michael A. Minadeo, M.D.,
                        P.A.(1)

        10.13        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Southern Nevada Eye Clinic,
                        Inc., Kenneth C. Westfield, M.D., Ltd. and Nevada Institute of
                        Ambulatory Surgery, Inc.(1)

        10.14        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Eye Clinic, P.C.(1)

        10.15        -- Form of Service Agreement by and between Superior Eye Care, Inc. and
                        Charles D. Fritch, M.D., Inc.(1)

        10.16        -- Form of Service Agreement by and among Pacific Vision Services, Inc.
                        and Loma Linda Ophthalmology Medical Group, Inc., Inland Eye
                        Institute Medical Group, Inc. and T.E.S.C., Inc.(1)

        10.17        -- First Amendment to Service Agreement by and among Physicians Resource
                        Group, Inc., as successor by merger to Pacific Vision Services, Inc.,
                        Loma Linda Ophthalmology Medical Group, Inc., Inland Eye Institute
                        Medical Group, Inc. and T.E.S.C., Inc. dated August 9, 1995.(4)

        10.18        -- Subscription Agreement, dated March 31, 1995 between Notre Capital
                        Ventures, Ltd. and Physicians Resource Group, Inc.(1)

        10.19        -- Form of Registration Rights Agreement.(1)

        10.20        -- Form of Registration Rights Agreement.(1)

        10.21        -- Form of Registration Rights and Stockholders Agreement.(1)

        10.22        -- Form of Registration Rights Agreement dated as of March 7, 1996, by and among Physicians Resource Group, Inc. and the former stockholders of EyeCorp, Inc.(5)

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
        10.23        -- Form of Option Agreement between Physicians Resource Group, James A.
                        Price, M.D., Ben F. House, M.D., Bruce E. Herron, M.D. and Mark R.
                        Bateman, M.D.(1)
        10.24        -- Separation and Mutual Release Agreement between Gregory Solomon and
                        Physicians Resource Group.(6)
        10.25        -- Loan Agreement dated as of January 8, 1996 between PRG and
                        NationsBank of Tennessee, N.A. ("NationsBank").(7)
        10.26        -- Subordination Agreement dated as of December 28, 1995 by and among
                        NationsBank, EyeCorp, Eyecare Resource, Inc., the EyePA, Inc. and
                        PRG.(5)
        10.27        -- Reimbursement Agreement dated as of December 28, 1995 between EyeCorp and PRG.(7)
        10.28        -- Service Agreement dated as of February 23, 1994, by and between
                        EyeCorp, Inc., the Vitreoretinal Foundation and David Meyer, M.D.,
                        John E. Linn, M.D., John D. Armstrong, M.D., John L. Elfervig, M.D.
                        and Thomas A. Browning, M.D.(5)
        10.29        -- Amendment to Service Agreement, dated March 8, 1996, by and between the Vitreoretinal Foundation, David Meyer, M.D., John E. Linn, M.D.,
                        John D. Armstrong, M.D., John L. Elfervig, M.D. and Thomas A.
                        Browning, M.D. and EyeCorp, Inc.(5)
        10.30        -- Second Amendment to Service Agreement dated as of February 23, 1994, by and between EyeCorp, Inc., the Vitreoretinal Foundation and David
                        Meyer, M.D., John E. Linn, M.D., John D. Armstrong, M.D., John L.
                        Elfervig, M.D. and Thomas A. Browning, M.D.(5)
        10.31        -- Loan and Security Agreement dated as of December 28, 1995 among
                        EyeCorp, Inc., EyeCare Resource, Inc. The EyePA, Inc. and NationsBank
                        of Tennessee, N.A.(5)
        11.1         -- Statement re computation of per share earnings.(7)
        21.1         -- Subsidiaries.(10)
        23.1         -- Consent of Arthur Andersen LLP.(2)
        23.2         -- Consent of Coopers & Lybrand, L.L.P.(2)
        23.3         -- Consent of Jackson & Walker, L.L.P. (contained in its opinion filed as Exhibit 5.1).
        24.1         -- Power of Attorney. (contained on the signature page to this
                        Registration Statement)

- ---------------

 (1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

 (2) Filed herewith.

 (3) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending June 30, 1995, and incorporated herein by reference.

 (4) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending June 30, 1995, and incorporated herein by reference.

 (5) Previously filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

 (6) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending September 30, 1995, and incorporated by reference.

 (7) Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-00230) and incorporated herein by reference.

 (8) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 14, 1996 and incorporated herein by reference.

 (9) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated April 19, 1996 and incorporated by reference herein.

(10) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-03852) and incorporated herein by reference.

(11) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated June 30, 1996 and incorporated herein by reference.

     (b) Financial Statement Schedules -- None

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, as amended, Physicians Resource Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 9, 1996.

                                            PHYSICIANS RESOURCE GROUP, INC.

                                            By:  /s/  EMMETT E. MOORE
                                            ------------------------------------
                                                      Emmett E. Moore
                                             Chairman of the Board of Directors
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Emmett E. Moore, Richard M. Owen and Richard J. D'Amico, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 9, 1996.

                  SIGNATURE                                       TITLE
                  ---------                                       -----
          /s/  EMMETT E. MOORE                  Chairman of the Board of Directors,
- ---------------------------------------------     President and Chief Executive Officer
               Emmett E. Moore                    (Principal Executive Officer)

          /s/  RICHARD M. OWEN                  Senior Vice President, Chief Financial
- ---------------------------------------------     Officer and Director (Principal
               Richard M. Owen                    Financial Officer)

          /s/  JOHN N. BINGHAM                  Vice President, Controller and Chief
- ---------------------------------------------     Accounting Officer (Principal Accounting
               John N. Bingham                    Officer)

        /s/  ALAN C. BAUM, M.D.                 Director
- ---------------------------------------------
             Alan C. Baum, M.D.

       /s/  LUCIUS E. BURCH, III                Director
- ---------------------------------------------
            Lucius E. Burch, III

        /s/  JOE E. ELLIS, O.D.                 Director
- ---------------------------------------------
             Joe E. Ellis, O.D.

      /s/  CHARLES D. FRITCH, M.D.              Director
- ---------------------------------------------
           Charles D. Fritch, M.D.

       /s/  RICHARD A. GILLELAND                Director
- ---------------------------------------------
            Richard A. Gilleland

                  SIGNATURE                      TITLE
                 -----------                    --------

      /s/   BRUCE E. HERRON, M.D.               Director
- ---------------------------------------------
            Bruce E. Herron, M.D.

         /s/  DAVID MEYER, M.D.                 Director
- ---------------------------------------------
              David Meyer, M.D.

                                                Director
- ---------------------------------------------
         James E. McDonald, II, M.D.

                                                Director
- ---------------------------------------------
           Joseph C. Noreika, M.D.

       /s/  JAMES W. RAYNER, M.D.               Director
- ---------------------------------------------
            James W. Rayner, M.D.

     /s/  DAVID M. SCHNEIDER, M.D.              Director
- ---------------------------------------------
          David M. Schneider, M.D.

                                                Director
- ---------------------------------------------
               Paul M. Shimoff

                                                Director
- ---------------------------------------------
              Ronald L. Stanfa

                                                Director
- ---------------------------------------------
           P. Harold Wallar, M.D.

                                                Director
- ---------------------------------------------
         Kenneth C. Westfield, M.D.

                               INDEX TO EXHIBITS

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                     -------------
         2.1         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the   day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., Joseph C. Noreika, M.D.,
                        Inc., Eye Care of Medina, Inc., Joseph C. Noreika Trust for The
                        Benefit of Sarah Noreika, Joseph C. Noreika Trust for the Benefit of
                        Michael Noreika, Joseph C. Noreika Trust for the Benefit of Katya
                        Emily Noreika, Joseph C. Noreika Trust, Joanne Noreika as Trustee on
                        behalf of the foregoing Trusts and Joseph C. Noreika, M.D.(1)
         2.2         -- First Amendment to Agreement and Plan of Reorganization and
                        Contribution Agreement, dated as of April 17, 1995 by and among
                        Physicians Resource Group, Inc., Notre Capital Ventures, Ltd., Joseph
                        C. Noreika, M.D., Inc., Eye Care of Medina, Inc., Joseph C. Noreika
                        Trust, Joseph C. Noreika Trust for the Benefit of Sarah Noreika,
                        Joseph C. Noreika Trust for the Benefit of Michael Noreika, Joseph C.
                        Noreika Trust for the Benefit of Katya Emily Noreika, Joanne Noreika,
                        as Trustee on behalf of the foregoing Trusts, and Joseph C. Noreika,
                        M.D.(1)
         2.3         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 18th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., The Eye Clinic of
                        Galveston, P.A., Rims & Lenses, Inc., Milstein, Fradkin & Gold
                        Leasing and the Stockholders as follows: Bernard A. Milstein, M.D.,
                        Daniel Gold, M.D. and Allan Fradkin, M.D.(1)
         2.4         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 11th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., David M.
                        Schneider, M.D., Inc. and David M. Schneider, M.D.(1)
         2.5         -- Agreement and Plan of Reorganization and Contribution Agreement,
                        dated as of the 18th day of April, 1995 by and among Physicians
                        Resource Group, Inc., Notre Capital Ventures, Ltd., Texas Eye
                        Institute Assoc., Memorial Southeast Laser Center, Inc., First Colony
                        Optical, Inc., Optics West, Inc., Y.A.G., Inc., Sargent, Baum, Pitts,
                        Decker & Master, Ophthalmic Technology and the Stockholders as
                        follows: Charles A. Sargent, M.D., Alan C. Baum, M.D., R. Edwin
                        Pitts, M.D., William L. Decker, M.D., Gynette Carol Master, M.D.,
                        Lacy A. Koonce, M.D., Edmund L. Burnett, M.D., Charles A. Johnson,
                        M.D.(1)
         2.6         -- Agreement and Plan of Reorganization and Contribution Agreement dated as of the 3rd day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., McDonald Eye Associates,
                        P.A., Fayetteville Optical Services, Inc., Micro Support Services,
                        Inc. d/b/a Medical Billing Specialist, Inc., McDonald Software
                        Systems, Inc., James E. McDonald, II, M.D., Judy McDonald and Baja
                        Leasing.(1)
         2.7         -- First Amendment to Agreement and Plan of Reorganization and
                        Contribution Agreement, dated as of April 12, 1995 by and among
                        Physicians Resource Group, Inc., Notre Capital Ventures, Ltd.,
                        McDonald Eye Associates, P.A., Fayetteville Optical Services, Inc.,
                        Micro Support Services, Inc., d/b/a Medical Billing Specialist, Inc.,
                        McDonald Software Systems, Inc., James E. McDonald, II, M.D., Judy
                        McDonald and Baja Leasing.(1)
         2.8         -- Agreement and Plan of Reorganization dated, as of the 3rd day of
                        April, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Michael A. Minadeo, M.D., P.A., Red River
                        Optical, Inc. and Michael A. Minadeo, M.D.(1)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
         2.9         -- First Amendment to Agreement and Plan of Reorganization, dated as of
                        April 12, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Michael A. Minadeo, M.D., P.A., Red River
                        Optical, Inc. and Michael A. Minadeo, M.D.(1)
         2.10        -- Agreement and Plan of Reorganization and Contribution Agreement dated as of the 17th day of April, 1995 by and among Physicians Resource
                        Group, Inc., Notre Capital Ventures, Ltd., Southern Nevada Eye
                        Clinic, Kenneth C. Westfield, M.D., Ltd., Nevada Institute of
                        Ambulatory Surgery, Inc., K&K Leasing, Carr Trust dated 1/24/91,
                        Tyree Carr, M.D. and Kenneth C. Westfield, M.D.(1)
         2.11        -- Contribution Agreement, dated as of the 5th day of April, 1995 by and among Physicians Resource Group, Inc., Notre Capital Ventures, Ltd.,
                        Eye Clinic P.C., James A. Price, M.D., Ben F. House, M.D., Bruce E.
                        Herron, M.D.: Arthur H. Woods, M.D., Mark R. Bateman, M.D. and House,
                        Price, Herron & Woods Partnership.(1)
         2.12        -- Contribution Agreement, dated as of the 12th day of April, 1995 by and among Physicians Resource Group, Inc., Notre Capital Ventures,
                        Ltd., Charles D. Fritch, M.D., Inc., Charles D. Fritch, M.D., Judith
                        K. Fritch and The Fritch Living Trust.(1)
         2.13        -- Stock Purchase Agreement, dated as of the 12th day of April, 1995 by and among Physicians Resource Group, Inc., Superior Eye Care, Inc.
                        and Benson Eyecare Corporation.(1)
         2.14        -- Agreement and Plan of Reorganization, dated as of the 14th day of
                        April, 1995 by and among Physicians Resource Group, Inc., Notre
                        Capital Ventures, Ltd., Pacific Vision Services, Inc. and the
                        Stockholders as follows: Paul A. Blacharski, Loren L. Denier, Wayne
                        B. Isaeff, N. Lome Muth, Carl S. Shibata, Tom S. Tooma and P. Harold
                        Wallar.(1)
         2.15        -- Asset Purchase Agreement by and among Sun Valley Acquisition
                        Corporation, Barnet-Dulaney Eye Center, P.L.L.C., Ronald W. Barnet,
                        M.D., David D. Dulaney, M.D., Robert B. Pinkert, O.D. and Scott A.
                        Perkins, M.D. dated November 29, 1995.(7)
         2.16        -- First Amendment to Asset Purchase Agreement by and among Sun Valley
                        Acquisition Corporation, Barnet-Dulaney Eye Center, P.L.L.C., Ronald
                        W. Barnet, M.D., David D. Dulaney, M.D., Robert B. Pinkert, O.D. and
                        Scott A. Perkins, M.D. dated February 14, 1996.(8)
         2.17        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation III, Inc., Physicians Resource Group, Inc.,
                        Daniel I. Goldman, M.D., P.A. and Daniel I. Goldman, M.D. dated
                        December 7, 1995.(7)
         2.18        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), PRG Texas Acquisition Corporation
                        III, Inc., Physicians Resource Group, Inc., Daniel I. Goldman, M.D.,
                        P.A. and Daniel I. Goldman, M.D. dated February 14, 1996.(8)
         2.19        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation II, Inc., Physicians Resource Group, Inc.,
                        The Clariday Eye Center, P.A. and Gregory T. Clariday, M.D. dated
                        December 7, 1995.(7)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
         2.20        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), PRG Texas Acquisition Corporation
                        II, Inc., Physicians Resource Group, Inc., The Clariday Eye Center,
                        P.A. and Gregory T. Clariday, M.D. dated February 14, 1996.(8)
         2.21        -- Agreement and Plan of Reorganization by and among PRG Texas
                        Acquisition Corporation I, Inc., Physicians Resource Group, Inc.,
                        William Lipsky, M.D., P.A., William Lipsky, M.D. and William Wynn
                        McMullen, M.D. dated December 7, 1995.(7)
         2.22        -- First Amendment to Agreement and Plan of Reorganization by and among
                        Texas PRG I, Inc., a Delaware corporation (f/k/a PRG Texas
                        Acquisition Corporation I, Inc.), Physicians Resource Group, Inc.,
                        William Lipsky, M.D., P.A., William Lipsky, M.D. and William Wynn
                        McMullen, M.D. dated February 14, 1996.(8)
         2.23        -- Agreement and Plan of Merger by and among Physicians Resource Group,
                        Inc., Sun Valley Acquisition Corporation, SVAC Acquisition
                        Corporation, Daniel D. Chambers, Michael R. Beck, John R. Hedrick and
                        Michael Yeary dated December 6, 1995.(7)
         2.24        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation I, Inc., Physicians Resource Group, Inc., Oklahoma Eye
                        Associates, Inc. and Robert A. Hummel, M.D. dated December 6,
                        1995.(7)
         2.25        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation II, Inc. Physicians Resource Group, Inc.,
                        Shepherd Eye Surgicenter, Ltd., John R. Shepherd, M.D. and Steven
                        Hansen, M.D. dated December 6, 1995.(7)
         2.26        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation III, Inc., Physicians Resource Group, Inc.,
                        John R. Shepherd, M.D., Ltd., d/b/a Shepherd Eye Center, John R.
                        Shepherd, M.D. and Steven Hansen, M.D., dated December 6, 1995.(7)
         2.27        -- Asset Purchase Agreement by and among Sun Valley Acquisition
                        Corporation, Mann Berkeley Eye Center, P.A., Paul Michael Mann, M.D.
                        and Ralph G. Berkeley, M.D. dated November 11, 1995.(7)
         2.28        -- First Amendment to Asset Purchase Agreement by and among Sun Valley
                        Acquisition Corporation, Mann Berkeley Eye Center, P.A., Paul Michael
                        Mann, M.D. and Ralph G. Berkeley, M.D. dated February 14, 1996.(8)
         2.29        -- Asset Purchase Agreement by and among PRG Nevada Acquisition
                        Corporation, Physicians Resource Group, Inc., Excimer, Inc., Rudy R.
                        Manthei, D.O. and Douglas C. Lorenz, D.O. dated November 29, 1995.(7)
         2.30        -- Asset Purchase Agreement by and among Four Quarters, Inc., PRG Nevada
                        Acquisition Corporation, Physicians Resource Group, Inc., Rudy R.
                        Manthei, D.O., Scott Manthei, D.O. and Douglas C. Lorenz, D.O. dated
                        November 29, 1995.(7)
         2.31        -- Agreement and Plan of Reorganization by and among PRG Nevada
                        Acquisition Corporation, Physicians Resource Group, Inc., Manthei,
                        Manthei, Lorenz & Hatcher, Ltd. dba Nevada Eye and Ear, Rudy R.
                        Manthei, D.O., Douglas C. Lorenz, D.O. and Scott Manthei, D. O. dated
                        November 29, 1995.(7)
         2.32        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation III, Inc., Physicians Resource Group, Inc., Ophthalmology
                        Associates, P.C., Dr. Ned M. Reinstein, M.D. and Dr. Hubert M.
                        McClure, M.D. dated December 6, 1995.(7)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
         2.33        -- Agreement and Plan of Reorganization by and among PRG OK Acquisition
                        Corporation III, Inc., Physicians Resource Group, Inc., Ophthalmology
                        Associates, P.C., Dr. Ned M. Reinstein, M.D. and Dr. Hubert M.
                        McClure, M.D. dated December 6, 1995.(7)
         2.34        -- Form of First Amendment to Agreement and Plan of Reorganization by
                        and among PRG OK Acquisition Corporation III, Inc., Physicians
                        Resource Group, Inc., Ophthalmology Associates, P.C., Dr. Ned M.
                        Reinstein, M.D. and Dr. Hubert M. McClure, M.D. dated January 29,
                        1996.(8)
         2.35        -- Agreement and Plan of Reorganization by and among PRG Ohio
                        Acquisition Corporation, Physicians Resource Group, Inc., Sandusky
                        Ophthalmology, Inc., John M. Parschauer, M.D., and Kenneth E.
                        Parschauer, M.D.(8)
         2.36        -- Amended and Restated Agreement and Plan of Merger by and among
                        Physicians Resource Group, Inc., PRG Acquisition Corporation and
                        EyeCorp, Inc., dated December 22, 1995.(7)
         2.37        -- Stock Purchase Agreement, dated as of March 19, 1996, by and among
                        James A. Price, M.D., Ben F. House, M.D., Bruce E. Herron, M.D.,
                        Arthur H. Woods, M.D., Mark R. Bateman, M.D. and Physicians Resource
                        Group, Inc.(5)
         2.38        -- Agreement and Plan of Merger by and among Central Florida Eye
                        Associates, P.A., Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk,
                        M.D., Jay Mulaney, M.D., PRG FL Acquisition Corporation, and
                        Physicians Resource Group, Inc.(11)
         2.39        -- Agreement and Plan of Merger by and among G.C.R. Investors, Ronald
                        Case, M.D., Brian Renz, M.D., Jay Mulaney, M.D., PRG FL Partnership
                        I, and Physicians Resource Group, Inc.(11)
         2.40        -- Agreement and Plan of Merger by and among Central Florida Eye
                        Associates, Partners, Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk,
                        M.D., Jay Mulaney, M.D., PRG FL Partnership II, and Physicians
                        Resource Group, Inc.(11)
         2.41        -- Agreement and Plan of Merger by and among South Texas Retina
                        Affiliates, Inc., South Texas Retina Consultants, L.L.P., Charles H.
                        Campbell, M.D., P.A., Charles H. Campbell, M.D., PRG TX Acquisitions
                        Corp. I and Physicians Resource Group, Inc.(11)
         3.1         -- Restated Certificate of Incorporation of Physicians Resource Group,
                        Inc.(1)
         3.2         -- Certificate of Designations, Preferences, Rights and Limitations of
                        Class A Preferred Stock of Physicians Resource Group, Inc.(1)
         3.3         -- Third Amended and Restated Bylaws of Physicians Resource Group,
                        Inc.(5)
         3.4         -- Form of Warrant Certificate.(1)
         3.5         -- Rights Agreement dated as of April 19, 1996 between Physicians
                        Resource Group Inc. and Chemical Mellon Shareholder Services(9)
         4.1         -- Form of certificate evidencing ownership of Common Stock of
                        Physicians Resource Group, Inc.(1)
         5.1         -- Opinion of Jackson & Walker, L.L.P.(2)
        10.1         -- Physicians Resource Group, Inc. Amended and Restated 1995 Stock
                        Option Plan.(5)
        10.2         -- Physicians Resource Group, Inc. 1995 Health Care Professionals Stock
                        Option Plan.(1)
        10.3         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Gregory L. Solomon.(1)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
        10.4         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Emmett E. Moore.(1)
        10.5         -- Employment Agreement between Physicians Resource Group, Inc. and
                        Richard M. Owen.(1)
        10.6         -- Form of Indemnification Agreement for certain Directors.(1)
        10.7         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., Physicians Resource Group Subsidiary, Inc. and TPZ, Inc. d/b/a/
                        Eye Care of Medina, Inc.(1)
        10.8         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and The Eye Clinic of Texas.(1)
        10.9         -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and David M. Schneider, M.D.,
                        Inc.(1)
        10.10        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Texas Eye Institute Assoc.(1)
        10.11        -- Form of Service Agreement by and between Physicians Resource Group
                        Subsidiary, Inc., its wholly-owned subsidiary and McDonald Eye
                        Associates, P.A.(1)
        10.12        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Michael A. Minadeo, M.D.,
                        P.A.(1)
        10.13        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Southern Nevada Eye Clinic,
                        Inc., Kenneth C. Westfield, M.D., Ltd. and Nevada Institute of
                        Ambulatory Surgery, Inc.(1)
        10.14        -- Form of Service Agreement by and between Physicians Resource Group,
                        Inc., its wholly-owned subsidiary and Eye Clinic, P.C.(1)
        10.15        -- Form of Service Agreement by and between Superior Eye Care, Inc. and
                        Charles D. Fritch, M.D., Inc.(1)
        10.16        -- Form of Service Agreement by and among Pacific Vision Services, Inc.
                        and Loma Linda Ophthalmology Medical Group, Inc., Inland Eye
                        Institute Medical Group, Inc. and T.E.S.C., Inc.(1)
        10.17        -- First Amendment to Service Agreement by and among Physicians Resource
                        Group, Inc., as successor by merger to Pacific Vision Services, Inc.,
                        Loma Linda Ophthalmology Medical Group, Inc., Inland Eye Institute
                        Medical Group, Inc. and T.E.S.C., Inc. dated August 9, 1995.(4)
        10.18        -- Subscription Agreement, dated March 31, 1995 between Notre Capital
                        Ventures, Ltd. and Physicians Resource Group, Inc.(1)
        10.19        -- Form of Registration Rights Agreement.(1)
        10.20        -- Form of Registration Rights Agreement.(1)
        10.21        -- Form of Registration Rights and Stockholders Agreement.(1)
        10.22        -- Form of Registration Rights Agreement dated as of March 7, 1996, by and among Physicians Resource Group, Inc. and the former stockholders of EyeCorp, Inc.(5)
        10.23        -- Form of Option Agreement between Physicians Resource Group, James A.
                        Price, M.D., Ben F. House, M.D., Bruce E. Herron, M.D. and Mark R.
                        Bateman, M.D.(1)
        10.24        -- Separation and Mutual Release Agreement between Gregory Solomon and
                        Physicians Resource Group.(6)

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
        10.25        -- Loan Agreement dated as of January 8, 1996 between PRG and
                        NationsBank of Tennessee, N.A. ("NationsBank").(7)
        10.26        -- Subordination Agreement dated as of December 28, 1995 by and among
                        NationsBank, EyeCorp, Eyecare Resource, Inc., the EyePA, Inc. and
                        PRG.(5)
        10.27        -- Reimbursement Agreement dated as of December 28, 1995 between EyeCorp and PRG.(7)
        10.28        -- Service Agreement dated as of February 23, 1994, by and between
                        EyeCorp, Inc., the Vitreoretinal Foundation and David Meyer, M.D.,
                        John E. Linn, M.D., John D. Armstrong, M.D., John L. Elfervig, M.D.
                        and Thomas A. Browning, M.D.(5)
        10.29        -- Amendment to Service Agreement, dated March 8, 1996, by and between the Vitreoretinal Foundation, David Meyer, M.D., John E. Linn, M.D.,
                        John D. Armstrong, M.D., John L. Elfervig, M.D. and Thomas A.
                        Browning, M.D. and EyeCorp, Inc.(5)
        10.30        -- Second Amendment to Service Agreement dated as of February 23, 1994, by and between EyeCorp, Inc., the Vitreoretinal Foundation and David
                        Meyer, M.D., John E. Linn, M.D., John D. Armstrong, M.D., John L.
                        Elfervig, M.D. and Thomas A. Browning, M.D.(5)
        10.31        -- Loan and Security Agreement dated as of December 28, 1995 among
                        EyeCorp, Inc., EyeCare Resource, Inc. The EyePA, Inc. and NationsBank
                        of Tennessee, N.A.(5)
        11.1         -- Statement re computation of per share earnings.(7)
        21.1         -- Subsidiaries.(10)
        23.1         -- Consent of Arthur Andersen LLP.(2)
        23.2         -- Consent of Coopers & Lybrand, L.L.P.(2)
        23.3         -- Consent of Jackson & Walker, L.L.P. (contained in its opinion filed as Exhibit 5.1).
        24.1         -- Power of Attorney. (contained on the signature page to this
                        Registration Statement)

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 (1) Previously filed as an exhibit to the Company's Registration Statement on
     Form S-1 (No. 33-91440) and incorporated herein by reference.

 (2) Filed herewith.

 (3) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending June 30, 1995, and incorporated herein by reference.

 (4) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending June 30, 1995, and incorporated herein by reference.

 (5) Previously filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

 (6) Previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending September 30, 1995, and incorporated by reference.

 (7) Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-00230) and incorporated herein by reference.

 (8) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 14, 1996 and incorporated herein by reference.

 (9) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated April 19, 1996 and incorporated by reference herein.

(10) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-03852) and incorporated herein by reference.

(11) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated June 30, 1996 and incorporated herein by reference.